Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

Katie Turner

ICR, Inc.

646-277-1228

Katie.Turner@icrinc.com

HQ Sustainable Maritime Industries, Inc. Provides Update on Marine Bio and Healthcare Product Segment, Including Long-term Growth Strategy

SEATTLE, WA—(Marketwire 08/16/10) - HQ Sustainable Maritime Industries, Inc. (NYSE Amex: HQS - News) (“HQS” or the “Company”), a leading producer of functional, sustainable Tilapia biomass, including fish and personal healthcare products, today provided an update on its Marine Bio and Healthcare Products segment, including its long-term growth strategy.

In essence;

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Jiahua (a wholly owned HQ subsidiary) is acting to seize immediate opportunities for its range of Marine Bio health products to further expand its operations in China to a market consuming over 700 million USD in Health product, a market experiencing double digit annual growth and increased awareness of the importance of our Health products;

•	Management believes that Jiahua is particularly well positioned and has identified an immediate window of opportunity arising from the following events in China.

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June 1, 2009 a change in China legislation made it a criminal offense to manufacture or certify substandard products for direct or indirect human consumption. This led to the closure of almost one-third of the nutraceutical manufacturers in China;

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Jiahua is now GMP certified and awarded as leading brand (one of the top 12 brands by the China Health Association) and 6 products are awarded as amongst the top ten leading health products in China. This certification is valid for 2 years from March of this year.

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A long-term opportunity to list Jiahua in Hong Kong, where China centric consumer product companies are especially attractive. The listing will increase significant value in the Jiahua subsidiary of HQS, with 65 to 75% to be owned by HQS after the official listing.

•	Management believes, Jiahua is particularly well positioned to take advantage of these macro-regulatory and socio-economic trends in China by virtue of the following;

•	An aging China population, with an estimated 24% to be over the age of 65 by 2050, according to the World Health Organization. This will represent roughly 300 million people over the age of 65;

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Jiahua is developing proprietary Marine Bio products, as a manufacturer and developer of its own products. The brand’s ten year track record allows it to benefit from much higher consumer confidence in China;

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Jiahua has been given a franchise license in China, where such franchise concepts are catering the new wealthy in China searching for well-structured opportunities, China being the largest franchise player in the world;

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Jiahua has both Business to Business but also Business to Consumer outreach in China through its own stores and long-term development strategy. This coincides with the June 1, 2010 legislation that eliminated many sub-standard nutraceutical businesses competitors

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Management was able to raise last week 11.5MM in equity financing to be fully utilized to develop this opportunity. Current cash balances were committed to ongoing growth projects and current operations. Management believes receivables have improved and are trending down to normal levels. Proceeds from the raise will be used for greater B to C (Business to Consumer) outreach through Jiahua super stores to tourists (20 million tourists in 800 tour buses daily in Hainan alone) and China tier one city Jiahua owned stores.

The long-term goal of HQS, previously disclosed in the registration 14C, dated July 7, 2010 is to enhance value in Jiahua through the listing of securities in Asian markets such as Hong Kong.

Overview

Jiahua Marine develops, produces and sells marine bio and healthcare products in China. The principal products of Jiahua Marine are manufactured from fish by-products (tilapia and non-endangered shark) that include shark cartilage capsules and shark liver oil products which are distributed primarily in China. We currently produce over 30 products, substantially all of which were developed internally.

These products can be called “bio-nutraceuticals” and are sometimes referred to as over-the-counter health products, health food, or nutraceuticals. Our five product categories are as follows:

•	Personal care products

•	Products for couples;

•	Products for the elderly;

•	Products for the young; and

•	Beauty products.

Jiahua has Western and Asian roots

Asian traditional medicine is based on the interaction among nature, the cosmos and the human body. Its traditions are ancient and mix science with tradition to develop healthful relationships. Many Asians believe that they “are what they eat” and have developed respect for the richness from our oceans and aquatic life as a source of healing powers.

Each of our products has roots in Asian traditional medicine, if only the tradition of sourcing raw materials from a particular natural bio-organism. The raw material identified by tradition has been studied using Western science to better understand the traditional benefits involving the use of that bio-organism, but also to better understand how Western scientific methods can enhance the use of that product, optimizing the benefits, while adding other raw materials to develop new compounds.

Through laboratory testing and the use of documented and original research, Jiahua has developed a unique range of products. The products undergo substantial independent laboratory testing in China administered by the Ministry of Health in China and have resulted in a PRC National Certification for these products. These products have various perceived medicinal and health benefits. As part of the Company’s vertical integration plan of tilapia, Jiahua Marine introduced new bio and healthcare products made from tilapia in 2009. These products include calcium supplement tablets made from the bones of tilapia and collagen facial creams made from the skin and head of the tilapia.

The Health Product Store Opportunity

In a recent publication by the non-profit Institute for the Future entitled The Future of Health & Wellness in Food Retailing: Forecasts and Implications, the authors stated:

Food is fundamental to health. Indeed, what we eat is becoming inextricably intertwined with how we think about wellness, healthy living, and sustainable communities. Whether we’re focused on balance and energy, prevention and disease management, or ecology and the environment, our food choices reflect our evolving needs and values.

The authors concluded:

Food, health, and sustainability are increasingly coming together. At their nexus, a number of trends are creating both threats and opportunities for food retailers. As wellness continues to go mainstream and create demand for a healthier food system, the definition of health, and the meaning and value of food, will change dramatically.

Such stores are different from pharmacies or purveyors of traditional prescription and “over-the-counter” medications which are indicated to us by others as necessary. Health product stores in the United States provide consumers with choices provoked by knowledge of one’s own health and the importance of eating well. Knowledge and the means to benefit from this knowledge are key. This “health first” attitude is part of Asian tradition but has been fragmented by chaotic market conditions and the absence of leadership in this sector. With the advent of new food safety legislation, the fragmented China market has laid the groundwork for change.

China Health Product Market Fragmented and Growing

China’s retail market has been historically largely fragmented. According to Euromonitor International’s Health and Wellness -Nutritionals in China market report, “the fragmented nature of the nutritionals market in China can be attributed to the low entry barriers, with many local or regional manufacturers present.” The absence of true health food stores in the American mold creates an opportunity, which until now is only met with Amway style direct sales.

Total health product sales are expected to rise to unprecedented levels according to the World Health Organization. By 2050, China is expected to have more than 300 million people over 65 years of age.

Food Safety Imperatives Reset Market Parameters

On February 28, 2009, the Chinese government passed the Food Safety Law of the People’s Republic of China (“Food Safety Law”) after two years of deliberation and review. The Food Safety Law became effective on June 1, 2009 and superseded the 1995 Food Hygiene Law. The Food Safety Law strengthened the government’s supervisory powers, unified food safety standards, changed the licensing system, and increased liabilities for non-compliance. The Food Safety Law is expected to revolutionize China’s health food industry.

Jiahua Provides a Solution to a Fragmented Retail Health Product Industry

In response to this opportunity, Jiahua has begun opening its own retail stores and obtained a franchise license to foster a franchisee founded network of stores throughout tier two cities in China. This and the creation of larger, “superstores” in tier one cities, will give consumers access to its award winning marine aquatic-themed health products. Given the ten year development period and importance of pure biomass raw materials, and the new Food Safety Laws in China, it is expected that these previously non-existent barriers to competition will allow the establishment of a major China-based health food store chain, reducing the fragmented nature of health product sales to the benefit of Jiahua.

Jiahua Responds to the Quality Challenge

Jiahua has certified its facilities to Good Manufacturing Practice (GMP) and Hazard Analysis and Critical Control Points (HACCP) standards and benefits from lessened competition from substandard producers. In 2010, the China Healthcare Association acknowledged the Company’s health products and brand as amongst the best in China at its Third Healthcare Forum. Six of the Company’s products were selected as being amongst the top ten healthcare products in China. The Company’s healthcare brand was also recognized as being in the top 12 healthcare product brands in China.

These products are currently sold throughout China, are naturally derived from marine-harvested by-products and are winners of Science and Technology Progress Awards in China. Jiahua Marine also had a long-term relationship with the Qingdao University of Oceanography for research and training relating to the production of our marine bio and healthcare products up to 2006. Currently, Jiahua Marine combines the original research of its own research team with the Hainan University for further research and development.

With its business model, third party certifications, government-endorsed sanctions of substandard practices, unique vision and commitment to sustainable practices already in place, Jiahua enjoys a blue market opportunity for growth of its brand of health product retail stores. Management of Jiahua believes that Jiahua will continue to take a leadership role in setting quality standards, educating the public, and directly selling its products to consumers in China.

Long-term Growth Strategy:

Our objective is to become the world leader in vertically integrated production, processing and raising of all natural tilapia products. This includes the use of tilapia by-products to increase the range and variety of our marine bio and healthcare products, with a primary focus on increasing our own seafood products. To achieve this goal, we intend to implement the following strategies:

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Our newly completed large-scale feed mill to supply our existing and anticipated new cooperative fish farmers with our fish food formula. We anticipate that the new feed mill will help increase our aquatic profit margin, help guarantee our product quality and further vertically integrate our operations;

•	We intend to achieve completely organic production of our tilapia products and to pursue organic certification of our farms as market demand dictates;

•	We plan to expand direct and retail sales of our health products in China and internationally and to add other products we currently have in the development pipeline;

•	We plan to expand our development of health products by using the by-products of tilapia, which will help increase the overall aquatic products’ gross margins;

•	We plan to expand our cooperative farming arrangements to increase the availability of tilapia to meet anticipated growth in demand; and

•	We plan to construct our own tilapia farmed ponds to improve growth time and quality of our product and further vertically integrate our operations.

The Company plans to expand production of value added seafood products in a new re-processing production facility in close proximity to our current production facility. The Company sees increasing demand in China for value added seafood products and believes this new re-processing plant will help the Company expand its production capacity to meet this increased demand. The Company commenced construction of this new re-processing plant early this year and expects to complete construction in the first half of 2011.

In addition, the Company has undertaken the development of a fry breeding and genetics facility to target improvements in the growth rate of tilapia. The opportunity to improve the genetics of its tilapia and improve growth rates will help the Company take a leadership position as a low cost producer of high quality tilapia. We acquired the land for our fry breeding and genetics facility at the end of 2009 and began construction early this year. We expect to complete construction by the end of the third quarter or early fourth quarter of this year.

Follow-on Offering Announced August 10, 2010

In connection with the Company’s Marine Bio and Healthcare Products segment long-term growth strategy, on August 10, 2010, we announced the pricing of a follow-on public offering of 3,202,999 units at $3.6125 per unit for an aggregate of 3,202,999 shares of common stock and warrants acquiring 1,601,499 shares of common stock. Each unit consists of one common share and 0.5 of a warrant, with a per share exercise price of $4.5156.

The Company l received $11,570,834 million in gross proceeds, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company expects to use these proceeds for general corporate purposes, including investments in its Marine Bio and Healthcare Products segment. The offering closed on August 13, 2010.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (AMEX: LTS - News), acted as sole book-running manager for the offering. The offering of these securities is being made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from the SEC’s website, www.sec.gov, or from Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, 9th Floor, New York, NY, 10022-4312, Telephone: (212) 308-9494.

About HQ Sustainable Maritime Industries, Inc.

HQ Sustainable Maritime Industries, Inc. is a leader in the production and marketing of functional, sustainable, biomass products focused on Tilapia aquaculture through vertically integrated operations. HQS practices cooperative farming of sustainable aquaculture using all-natural enriched feeds. The Company produces and sells wholesale feed products as well as retail focused nutraceuticals and health products, including its Omojo branded health products through direct and franchise sales in China. Additionally, the Company produces and sells Lillian’s Healthy Gourmet Meals and other fish products in the United States. The Company conducts fish processing, production and sales with operations based in the island province of Hainan, in the South China Sea. The Company holds HACCP and GMP certification from the U.S. FDA and the EU Code assignment of quality, permitting its products to be sold in these international markets. It has also achieved the ISO 9001 quality management system standards certification and the ISO 22000 certification for quality in food safety. The Aquaculture Certification Council, Inc. certified that HQS Tilapia farming and processing standards met Best Aquaculture Practices and Moody International Certification Ltd. The Company’s certified co-op farming and processing are in conformity with the new Global G.A.P., the Global Partnership for Good Agriculture Practice, standards for Tilapia. The Chinese government gave organic certification to the Company’s Tilapia processing, production, labeling, marketing and management system. In addition to headquarters in Seattle, HQ has operational offices in Wenchang, Hainan. The Company’s website is: http://www.hqfish.com

Safe Harbor Statement

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HQ Sustainable Maritime Industries, Inc. to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to the Company’s ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under “Search for Company Filings.”